Exhibit 99(a)(6)
ARTICLES SUPPLEMENTARY
OHIO NATIONAL FUND, INC.
     Ohio National Fund, Inc. a Maryland corporation registered as an open-end company under the Investment Company Act of 1940, as amended, hereby files these Articles Supplementary for record in connection with the classification of certain of the unissued, and heretofore unclassified, shares of its common stock.
     FIRST: Pursuant to resolutions duly adopted at a meeting, the Board of Directors has classified an additional ten million (10,000,000) unissued shares of the corporation’s common stock, heretofore unclassified, as the Nasdaq 100 class.
     SECOND: Immediately before and after the increase of shares in the Nasdaq 100 class, the total number of shares of common stock of all classes that the corporation has authority to issue is three hundred and fifty million (350,000,000) shares of par value of one dollar ($1.00) per share, being an aggregate par value of three hundred and fifty million dollars ($350,000,000). Such shares have previously been designated in the following classes:

Equity Class	Thirty million shares
Money Market Class	Thirty million shares
Bond Class	Twenty million shares
Omni Class	Twenty million shares
International Class	Thirty million shares
Capital Appreciation Class	Twenty million shares
Millennium Class	Ten million shares
International Small Company Class	Ten million shares
Aggressive Growth Class	Ten million shares
Small Cap Growth Class	Ten million shares
Mid Cap Opportunity Class	Ten million shares
S&P 500 Index Class	Thirty million shares
Blue Chip Class	Ten million shares
High Income Bond Class	Ten million shares
Capital Growth Class	Ten million shares
Nasdaq 100 Class	Ten million shares
Bristol Class	Ten million shares
Bryton Growth Class	Ten million shares
U.S. Equity Class	Ten million shares
Balanced Class	Ten million shares
Covered Call Class	Ten million shares
Target VIP Class	Ten million shares
Target Equity/Income Class	Ten million shares

     THIRD: Three hundred and fifty million (350,000,000) shares of the corporation’s common stock may be issued in the following classes, each class comprising the number of shares indicated; subject, however, to the authority of the Board of Directors under Article SIXTH of the Articles of Incorporation to increase, decrease or reclassify the number of shares in any class:

Equity Class	Thirty million shares
Money Market Class	Thirty million shares
Bond Class	Twenty million shares
Omni Class	Twenty million shares
International Class	Thirty million shares
Capital Appreciation Class	Twenty million shares
Millennium Class	Ten million shares
International Small Company Class	Ten million shares
Aggressive Growth Class	Ten million shares
Small Cap Growth Class	Ten million shares
Mid Cap Opportunity Class	Ten million shares
S&P 500 Index Class	Thirty million shares
Blue Chip Class	Ten million shares
High Income Bond Class	Ten million shares
Capital Growth Class	Ten million shares
Nasdaq 100 Class	Twenty million shares
Bristol Class	Ten million shares
Bryton Growth Class	Ten million shares
U.S. Equity Class	Ten million shares
Balanced Class	Ten million shares
Covered Call Class	Ten million shares
Target VIP Class	Ten million shares
Target Equity/Income Class	Ten million shares
All preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class shall be equal to those of all other classes, as set forth in Article SIXTH of the Articles of Incorporation except as otherwise may be provided by the Investment Company Act of 1940 and Rules thereunder.
Wherefore, Ohio National Fund, Inc. has caused these Articles Supplementary to be executed in Montgomery, Ohio, by its authorized officers this      30    day of January, 2007.
OHIO NATIONAL FUND, INC.

By:	s/John Palmer	Attest:	s/Marcus L. Collins

	John J. Palmer, President		Marcus L. Collins, Secretary

STATE OF OHIO	)
	)	ss.
COUNTY OF HAMILTON	)
I hereby certify that on the            day of January, 2007 before me, the subscriber, a Notary Public of the State of Ohio in and for the County aforesaid, personally appeared John J. Palmer, President of Ohio National Fund, Inc., a Maryland corporation, and acknowledged the foregoing Articles Supplementary to be the act and deed of said corporation, and that the matters set forth in said Articles Supplementary with respect to authorization and approval are true to the best of his knowledge, information and belief.
WITNESS my hand and Notarial Seal the day and year last above written

Notary Public